Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 144 to the Registration Statement on Form N-1A of Fidelity Fixed-Income Trust: Fidelity Corporate Bond Fund and Fidelity Investment Grade Bond of our report dated October 21, 2010, Fidelity Series Investment Grade Bond Fund and Fidelity Short-Term Bond Fund of our report dated October 20, 2010, and Fidelity U.S. Bond Index Fund of our report dated October 19, 2010 on the financial statements and financial highlights included in the August 31, 2010 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
October 25, 2010